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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-3 of our report dated May 21, 2001 relating to the financial statements of AMC Entertainment Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
February 8, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS